SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 18, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Sanderson Farms, Inc. (the “Registrant”) ratified the payment of certain miscellaneous items of compensation during fiscal 2017 to the Registrant’s Named Executive Officers, as follows:

Type	Joe F. Sanderson, Jr., Chairman & CEO	Lampkin Butts, President & COO	D. Michael Cockrell, Treasurer & CFO	Tim Rigney, Secretary
Personal Use of Company and Charter Aircraft	$90,432	$8,095	$21,311	$—
Other Travel Related Expenses	374	11,501	70	—
401(k) Plan Matching Contribution	10,600	10,600	10,600	10,600
ESOP Contribution	15,819	15,819	15,819	15,819
Term Life Insurance Premium	152	198	272	272
Matching Charitable Contributions	5,000	5,000	2,500	—
Dividends Paid on Restricted Stock	226,950	59,160	47,430	7,596
Accidental Death	6	7	11	11
Health Plan Benefit	7,683	7,683	7,683	7,683
Hart-Scott-Rodino filing fees and legal fees	53,018	—	—	—

Total	$410,034	$118,063	$105,696	$41,981

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: January 23, 2018	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer